Exhibit 99.1

NEWS RELEASE

AbCellera-Discovered Antibody, Bebtelovimab, Receives U.S. FDA Emergency Use Authorization for the Treatment of Mild-to-Moderate COVID-19

2/11/2022

•	Bebtelovimab (LY-CoV1404) neutralizes Omicron, including the subvariant BA.2, as demonstrated by pseudovirus and/or authentic virus data
•	Previously reported data show that bebtelovimab has broad and potent neutralization of all other known circulating SARS-CoV-2 variants of concern
•	Bebtelovimab binds to a rarely mutated region of the SARS-CoV-2 spike protein, suggesting the potential to retain effectiveness against emerging variants

Models of bebtelovimab Fabs bound to SARS-CoV-2 spike protein mapped with key mutations from the Omicron variant of concern. Left: Side view of a model of bebtelovimab Fabs (target-binding fragments of the antibody, green) bound to SARS-CoV-2 spike protein (purple) mapped with key mutations from the Omicron variant of concern (red). Right: Top views of a model of bebtelovimab Fabs (target-binding fragments of the antibody, green) bound to SARS-CoV-2 spike protein (purple) mapped with key mutations of the Omicron variant of concern (red). Source: AbCellera

VANCOUVER, British Columbia, February 11, 2022 –  AbCellera (Nasdaq: ABCL) today announced that bebtelovimab (LY-CoV1404), the second antibody developed through AbCellera’s collaboration with Eli Lilly and Company (Lilly), has received Emergency Use Authorization (EUA) from the U.S. Food and Drug Administration (FDA). Bebtelovimab is authorized for the treatment of mild-to-moderate COVID-19 in adults and pediatric patients (12 years of age and older weighing at least 40 kg) with positive results of direct SARS-CoV-2 viral testing, and who are at high risk for progression to severe COVID-19, including hospitalization or death, and for whom alternative COVID-19 treatment options approved or authorized by FDA are not accessible or clinically appropriate. The authorized dosage of bebtelovimab is 175 mg given as an intravenous injection over at least 30 seconds.

“At the start of the COVID-19 pandemic we and our partners prioritized speed in getting therapies out to patients. This resulted in the discovery of bamlanivimab, the first COVID-19 antibody to reach the clinic and receive FDA Emergency Use Authorization,” said Carl Hansen, Ph.D., CEO of AbCellera. “We then shifted our efforts to discovering a next-generation antibody therapeutic, this time prioritizing maximum potency and breadth of neutralization. This resulted in the discovery of bebtelovimab, which neutralizes all known variants of concern, and is the most potent antibody in development against the Omicron variant, including BA.2. The discovery of two authorized therapeutic antibodies within a year of each other demonstrates the power of our platform, and its potential to quickly generate best-in-class therapeutics for our partners.”

As previously announced, Lilly entered into a purchase agreement with the U.S. government to supply up to 600,000 doses of bebtelovimab no later than March 31, 2022, with an option of 500,000 additional doses no later than July 31, 2022.

Pseudovirus and authentic virus testing confirm bebtelovimab neutralizes Omicron – currently the predominant variant in the U.S. In addition, pseudovirus testing with bebtelovimab demonstrates that it retains neutralization against all other known variants of interest and concern, including BA.2. Previously reported data show bebtelovimab is highly potent and binds to a rarely mutated region of the SARS-CoV-2 spike protein (Westendorf et al, biorxiv, updated January 7, 2022). Further details about the data supporting this EUA and bebtelovimab authorized use and safety information are available here.

About AbCellera’s Response to COVID-19

AbCellera initially mobilized its pandemic response platform against COVID-19 in February of 2020, resulting in the discovery of bamlanivimab, the first monoclonal antibody therapy for COVID-19 to reach human testing and to be authorized for emergency use by the U.S. FDA. Bamlanivimab alone and together with other antibodies has treated at least 700,000 patients, preventing COVID-19-related hospitalizations and death.

AbCellera’s second monoclonal antibody therapy for COVID-19, bebtelovimab, was developed to combat emerging variants. Pseudovirus and authentic virus testing confirmed bebtelovimab maintains binding and neutralizing activity across currently known and reported variants of concern. It is being studied for the treatment of mild to moderate COVID-19 both as a monotherapy and together with other antibodies.

AbCellera’s efforts to respond to the COVID-19 pandemic have identified thousands of unique anti-SARS-CoV-2 human antibodies. These include bamlanivimab, bebtelovimab, and other antibodies that are in various stages of testing by AbCellera and its partners.

Bamlanivimab and bebtelovimab were developed from antibodies that were discovered using AbCellera’s pandemic response platform, in partnership with the Vaccine Research Center (VRC) at the National Institutes for Allergy and Infectious

Diseases (NIAID). AbCellera’s partner, Lilly, is responsible for development, manufacturing and distribution of bamlanivimab and bebtelovimab.

AbCellera’s pandemic response capabilities were developed over the past four years as part of the Defense Advanced Research Projects Agency (DARPA) Pandemic Prevention Platform (P3) program. The goal of the P3 program is to establish a robust technology platform for pandemic response capable of developing field-ready medical countermeasures within 60 days of isolation of an unknown viral pathogen.

About AbCellera Biologics Inc.

AbCellera is a technology company that searches, decodes, and analyzes natural immune systems to find antibodies that its partners can develop into drugs to prevent and treat disease. AbCellera partners with drug developers of all sizes, from large pharmaceutical to small biotechnology companies, empowering them to move quickly, reduce cost, and tackle the toughest problems in drug development. For more information, please visit www.abcellera.com.

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Inquiries

Media: Jessica Yingling, Ph.D.: media@abcellera.com, +1(236)521-6774
Business Development: Neil Berkley; bd@abcellera.com, +1(604)559-9005
Investor Relations: Melanie Solomon; ir@abcellera.com, +1(778)729-9116

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